Exhibit 99.1

Santander Holdings USA, Inc. Announces Federal Reserve Approval of its Acquisition of the Shares It Does Not Own of Santander Consumer USA Holdings Inc. and the Expiration of its Tender Offer to Acquire Such Shares

BOSTON, January 28, 2022 – PRESS RELEASE

Santander Holdings USA, Inc. (“SHUSA”) today announced that the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) has approved the acquisition of all outstanding shares of common stock of Santander Consumer USA Holdings Inc. (“SC”) not already owned by SHUSA and that SHUSA’s previously announced tender offer (the “Tender Offer”) to acquire such shares of common stock of SC for $41.50 per share (the “Offer Price”) has expired.

The Tender Offer expired at 5:00 p.m., New York City Time, on January 27, 2022. Computershare Inc. and Computershare Trust Company, N.A., the joint depositary for the Tender Offer, have informed SHUSA that, immediately prior to the Tender Offer’s expiration, a total of 14,184,414 shares of common stock of SC were tendered and not validly withdrawn (including shares subject to guaranteed delivery), representing approximately 4.6% of the outstanding shares of SC’s common stock and approximately 23.5% of the outstanding shares of SC’s common stock not already owned by SHUSA.

All of the conditions of the Tender Offer have been satisfied, including approval of the transaction by the Federal Reserve Board. Max Merger Sub, Inc., a wholly owned subsidiary of SHUSA (the “Purchaser”), accepted for payment all shares tendered and not validly withdrawn in the Tender Offer and will promptly pay for all such tendered shares in accordance with the terms of the Tender Offer. Accordingly, pursuant to the terms of the merger agreement entered into on August 23, 2021, by and among SHUSA, SC and Purchaser, SHUSA intends to consummate the merger of Purchaser with and into SC on January 31, 2022, with SC continuing as the surviving corporation and a wholly owned subsidiary of SHUSA (the “Merger”). All outstanding shares of common stock of SC not tendered in the Tender Offer will be converted into the right to receive the Offer Price in cash in the Merger. In connection with the consummation of the Merger, SC’s common stock will be delisted and cease trading on the New York Stock Exchange.

J.P. Morgan Securities LLC is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal counsel to SHUSA. Piper Sandler is acting as financial advisor and Covington & Burling LLP is acting as legal counsel to the special committee of the board of SC that approved the transaction. Hughes Hubbard & Reed LLP is acting as legal counsel to SC.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), a global banking group with 149 million customers in the U.S., Europe and Latin America. As the intermediate holding company for Santander’s U.S. businesses, SHUSA is the parent organization of financial companies with approximately 14,900 employees, 5 million customers, and $156 billion in assets as of September 2021. These include Santander Bank, N.A., Santander Consumer USA Holdings Inc. (NYSE: SC), Banco Santander International, Santander Securities LLC, Santander Investment Securities Inc., and several other subsidiaries. Santander US is recognized as a top 10 auto lender, a top 10 multifamily lender, and a top 20 commercial real estate lender, and has a growing wealth management business with more than $50 billion in assets under management. For more information on Santander US, please visit www.santanderus.com.

Santander Consumer USA Holdings Inc. (NYSE: SC) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 3.1 million customers across the full credit spectrum. SC, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $65 billion (for the third quarter ended September 30, 2021), and is headquartered in Dallas (www.santanderconsumerusa.com).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, which involve a number of risks and uncertainties. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and SHUSA does not undertake any obligation to update any forward-looking statement except as required by law.